Exhibit 99.01

A publicly held Nevada corporation

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

561-210-8535 * info@pugettechnologies.com * https://pugettechnologies.com/

Hermann Burckhardt

President and Chief Executive Officer

Thomas Jaspers

Secretary, Treasurer and Chief Financial Officer

Press Release

For Immediate Release:

Boca Raton, Florida, Wednesday, April 7, 2021

Pranav Nawani, PhD, joins Andrew Spencer and David E. Burnett on Puget Technologies, Inc.’s Board of Advisors

Puget Technologies, Inc. (“Puget”; Pink Open Market symbol “PUGE”), a Nevada corporation subject to reporting pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, is pleased to announce that Dr. Pranav Nawani has joined its Board of Advisors. Dr. Nawani, age 47, is a Research Scientist at Washington State University’s Institute for Shock Physics, Applied Sciences Laboratory.

Dr. Nawani has a long trajectory investigating issues related to nanomaterials and polymer nanocomposite materials research and his research lies at the confluence of polymer chemistry, polymer physics, applied chemistry, material science, and biomaterials. Dr. Nawani’s research interests are focused on developing advanced materials and polymer nanocomposites for applications in paints, coatings, aerospace, automotive, energy, biomedical device, and the commodity polymer industry. He graduated from Stony Brook University with a PhD in Chemistry. Prior to receiving his PhD, he earned a Bachelor’s degree (Honors) in Chemistry and a Master of Science in Physical Chemistry degree from Delhi University in Delhi, India. He also obtained an MBA in Marketing from the Somaiya Institute of Management Science & Research in India and a Master of Science degree in Chemistry from Stony Brook University. Dr. Nawani has more than seventeen years of diverse academic and industrial experience, five years of which were prior to the beginning of his research career as a Ph.D. candidate. Prior to his Ph.D., he worked in the areas of production, advertising, marketing, and product development. He also has more than 12 years of multi-disciplinary research experience involving synthesizing, formulating, functionalizing, modifying and investigating interfacial interaction, structure, morphology and properties of various polymers, filler materials, biopolymers, and polymer nanocomposites materials. Dr. Nawani has developed materials and advanced nanocomposites for various commercial applications, has published in various international journals and has been awarded a patent in development of biodegradable hydraulic fluid and has filed several provisional patent applications for development of various materials and coatings. Prior to joining the Applied Sciences Laboratory, Dr. Nawani was a technical director at Nano Science Engineering Corporation (nanoSEC) in Michigan where, as head of research and development, he developed various novel technologies in materials and polymer composites.

Representative publications include Pranav Nawani, Christian Burger, Mikhail Y. Gelfer, Benjamin Chu, Benjamin. S. Hsiao, Andy H. Tsou and Weiqing Weng, Structure and permeability relationships in polymer nanocomposites containing carbon black and organoclayEffect of carbon black on the Orientation of Nanoclays dispersed in polymer and its effect on the permeability of Polymer, (May 2015); Pranav Nawani, Christian Burger, Mikhail Y. Gelfer, Benjamin Chu, Benjamin. S. Hsiao, Andy H. Tsou and Weiqing Weng, Nanoclays Orientation in Polymer Nanocomposites, Polymer (Oct 2010); Pranav Nawani, Hongwen Zhou, Chris Burger, Benjamin Chu & Benjamin S Hsiao, “Chapter 8: Structural Analysis of Biological and Technical Nanocomposites by X-Ray Scattering”, Pgs 183 to 188; Lecture Notes in Physics, Springer-Verlag (2008); and, Pranav Nawani, Mikhail Gelfer, Benjamin. S. Hsiao, Anatoly Frenkel, Jeffrey W. Gilman & Syed Khalid, Preparation and Characterization of Transition Metal Ion Modified Nanoclays, Langmuir (Sep 2007). Information concerning additional publications by Dr. Nawani is available at

https://scholar.google.com/citations?user=mnVZr8kAAAAJ&hl=en.

Dr. Nawani has previously worked with Messrs. Spencer and Burnett, two other members of Puget’s Board of Advisors, in development of particulate nanotechnology for use in augmenting electrical generation and information storage capacity for different media, including solar panels, an area of interest for Puget as it expands its operations.

Forward-Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about Puget’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. Puget bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although Puget believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect Puget’s actual results to differ materially from those expressed in the forward-looking statements and projections. Puget undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If Puget does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

For additional information, please contact Puget at 305-721-3128, by email at info@pugettechnologies.com or visit its website for continuing updates at https://pugettechnologies.com.